Exhibit 23.2

EXHIBIT 23.2 — CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-42554, 33-48186, and 33-42424) pertaining to the Employee Stock Option and Employee Stock Purchase Plans of CorVel Corporation of our report dated May 9, 2000, included in the Annual Report (Form 10-K) for the year ended March 31, 2002, with respect to the consolidated balance sheet of CorVel Corporation as of March 31, 2000 (not presented separately therein), and the related consolidated statements of income, stockholders’ equity, and cash flows and related financial statement schedule for the year ended March 31, 2000.

/s/ ERNST & YOUNG LLP

Orange County, California
June 26, 2002

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